NEWS BULLETIN RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900

CLAIRE’S STORES, INC. ANNOUNCES
COMPLETION OF SALE TO APOLLO MANAGEMENT, L.P.;
APPOINTMENT OF EUGENE S. KAHN AS CHIEF EXECUTIVE OFFICER

PEMBROKE PINES, FL., May 29, 2007. Claire’s Stores, Inc. (NYSE:CLE) today announced the completion of the merger of the Company with an affiliate of Apollo Management, L.P.

On March 20, 2007, an affiliate of Apollo Management, L.P. entered into a merger agreement with Claire’s Stores to acquire the Company for a transaction value of approximately $3.1 billion. Under the terms of the merger agreement, Claire’s Stores shareholders are entitled to receive $33.00 in cash, without interest, for each share of Claire’s common stock and Class A common stock.

Peter P. Copses, a senior partner of Apollo stated, “We are very pleased to have completed the acquisition of Claire’s. We want to thank the Schaefer family for building an exceptional business over many years and we look forward to working with the team at Claire’s to build on this legacy.”

The Company also announced that Eugene S. Kahn has been appointed Chief Executive Officer. Mr. Kahn brings over 30 years of retailing experience to Claire’s, having served most recently as the Chairman and Chief Executive Officer of May Department Stores. Mr. Copses commented, “Gene Kahn is a proven executive in the retail industry whose leadership skills and background as an effective merchant were the ideal combination we were looking for in a CEO for Claire’s.” Mr. Kahn added, “I am excited about teaming with Apollo and look forward to leading Claire’s, a company with a strong heritage, a dominant market position and an experienced management team. The Company has an excellent record built on strong merchandising and presentation strategies. Claire’s has been and remains in the forefront of global specialty retailing with its self-branded, vertically integrated approach. I too look forward to working with the entire Claire’s team as we begin the next chapter in the Company’s history.”

In addition to the appointment of Mr. Kahn as CEO, Claire’s also announced that Mark G. Smith has rejoined the Company as President and Managing Director of its European Operations. Mr. Smith co-founded one of the predecessors to Claire’s U.K. business and successfully led the European operations of Claire’s from 1996 to 2002. Gene Kahn commented, “Mark Smith brings us a wealth of experience in European accessories specialty retailing and an in depth knowledge of Claire’s. We are very pleased to have him return to the Company to lead our efforts in Europe.”

Marla Schaefer and Bonnie Schaefer, Claire’s former Co-Chairmen and Co-CEOs jointly stated that, “The decision to sell Claire’s to a private equity firm has been an emotional one, given our family’s 30+ year involvement in building this company. After our Board of Directors engaged in a lengthy review of the Company’s strategic alternatives, we knew that this decision was the right one to make, both for the shareholders of Claire’s and for the Company as a whole. Now that we have worked with members of the Apollo team and Gene Kahn for several months, we are confident that under this new leadership team, Claire’s will have the talent and resources it needs to reach new heights and further its objective of becoming the world’s leading retailer of value priced costume jewelry and accessories to female tweens, teens and young adults.”

As a result of this transaction, Claire’s Stores common stock will cease trading on the New York Stock Exchange at market close today, May 29, 2007, and will be delisted. Shareholders who hold shares of Claire’s common stock or Class A common stock through a bank or broker will not have to take any action to have their shares converted into cash, since these conversions will be handled by the bank or broker. As soon as practicable, American Stock Transfer & Trust Company, a paying agent appointed by Apollo, will send information to all Claire’s Stores shareholders of record, explaining how they can surrender their shares of Claire’s common stock or Class A common stock in exchange for $33.00 per share in cash, without interest. Shareholders of record should await this information before surrendering their shares.

About Claire’s Stores, Inc.
Claire’s Stores, Inc. is a leading international specialty retailer offering value-priced costume jewelry and accessories to fashion-aware tweens, teens and young adult females through its two store concepts: Claire’s and Icing by Claire’s. While the latter operates only in North America, Claire’s operates internationally. As of May 5, 2007, Claire’s Stores, Inc. operated approximately 3,000 stores in the United States, Canada, Puerto Rico, the Virgin Islands, the United Kingdom, Ireland, France, Switzerland, Austria, Germany, Spain, Portugal, Belgium and the Netherlands. Claire’s Stores, Inc. operates through its subsidiary, Claire’s Nippon, Co., Ltd., approximately 205 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. (fka JUSCO, Co. Ltd.), a $40 billion specialty retailer headquartered in Japan. The Company also franchises 145 stores in the Middle East, Turkey, Russia and South Africa.

About Apollo Management, L.P.
Apollo Management is a private investment partnership that manages a pool of investment capital on behalf of a group of institutional investors and the principals of Apollo. Since its inception in 1990, Apollo has invested in excess of $16 billion of equity capital in companies representing a wide variety of industries, both in the U.S. and internationally. Apollo is currently in the process of investing its sixth corporate fund, Apollo Investment Fund VI, L.P., which, with its related affiliates, has committed capital of approximately $12 billion. Apollo has considerable experience investing in retail-oriented companies. Apollo’s current retail portfolio includes an investment in Linens ‘n Things and a pending investment in Smart & Final. Apollo’s past highly successful retail investments include General Nutrition Centers, Zale Corporation, AMC Entertainment, Ralphs Grocery Company, Dominick’s Supermarkets, Inc., Rent-A-Center, Inc. and Proffitt’s Department Stores.

Forward-Looking Statements
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending for pre-teen, teen and young adult apparel and accessories; competition; general economic conditions such as inflation and increased energy costs; general and political social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; changes in laws; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase comparable store sales at recent historical rates; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments and other changes to comply with applicable laws, rules and regulations; the reactions of the Company’s customers and suppliers to the transaction; and diversion of management time on merger-related issues. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Contact Information
For Claire’s Stores, Inc.:
Marisa F. Jacobs, Esq., Vice President of Corporate Communications and Investor Relations
Phone: 212.594.3127, Fax: 212.244.4237 or Email at marisa.jacobs@claires.com

For Apollo Management, L.P.:
Steve Anreder, Anreder & Company
Phone: 212.532.3232 or Email at steven.anreder@Anreder.com